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                                                                   Exhibit 10(b)









                         SOUTHERN NATIONAL CORPORATION


                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN



















                             Adopted By Action of

                              Board of Directors

                               December 19, 1991

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                         SOUTHERN NATIONAL CORPORATION
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Southern National Corporation ("SNC"), a North Carolina corporation, whose principal office is located at 500 North Chestnut Street, Lumberton, North Carolina 28358, hereby adopts this Non-Employee Directors' Stock Option Plan, in order to provide incentives for highly qualified non-employee directors to continue their best efforts on behalf of SNC and to share in the ownership and growth of SNC as well as its subsidiaries ("Subsidiaries"). The adoption of this stock option plan for non-employee directors is, subject to shareholder approval, to become effective December 19, 1991.


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     1.   Purpose.  (a) The purpose of this Non-Employee Directors' Stock Option
Plan (the "Plan"), is to promote the interests of Southern National Corporation ("SNC") and its Subsidiaries, by affording an incentive to non-employee directors of SNC to remain on the Board and to use their best efforts on its behalf, and further aid SNC and its Subsidiaries in attracting, maintaining, and developing capable management of a caliber required to insure SNC's continued success, through means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in SNC through the granting of non-qualified options to purchase SNC's Common Stock pursuant to the terms of the Plan ("Options"). Such Options are intended not to qualify as incentive stock options within the meaning of (S) 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and shall be so construed.

     (b) Consistent with the purpose of the Plan as recited herein, there are certain income tax considerations that will result by the election to receive Options under this Plan in lieu of Board compensation otherwise receivable by directors of SNC. Under current Treasury Regulations neither the election to receive Options in lieu of cash compensation nor the actual grant of Options will result in the receipt of taxable income by the Participant or the allowance of a deduction by SNC for income tax purposes. However, Participants who receive Options in lieu of cash compensation will realize ordinary income at the tine of exercise of any Option in an amount measured by the excess of the market value of the Option shares on the date of exercise over the Option price. To the extent that any Participant realizes such ordinary income, SNC will be entitled to a corresponding deduction for income tax purposes, at that time.

     2. Definitions. The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include the other whenever appropriate.

     a.    Non-Employee Director.  Shall mean any active member of

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          the Board of Directors of Southern National Corporation, who at the
          time a grant of Options is made under this Plan is not an employee of SNC or any Subsidary thereof. A director emeritus shall not be considered as an active Board member for purposes of this definition.

     b. Beneficiary. Any person (including a trust) who may, under any Non-Employee Director's will or under the laws of descent and distribution, succeed to the Non-Employee Director's right to exercise any Option by reason of the person's death.

     c. Option. Non-Employee Director's right to purchase one or more shares of SNC Common Stock, as granted and determined in accordance with provision of this Plan.

     d. Option Price. The amount to be paid by a Non-Employee Director for the purchase of shares of SNC Common Stock pursuant to the exercise of an Option, as determined pursuant to paragraph 8, hereof.

     e. Participant. Any Non-Employee Director of SNC who becomes eligible to participate in this Plan under paragraph 6, hereof.

     f. Legal Disability. Legal Disability shall mean that because of injury or sickness, the Participant cannot perform each of the material duties of his regular occupation and can not perform his functions as an active Board member.

     g. SNC Common Stock. Southern National Corporation's $5 par value common stock registered pursuant to the Securities Act of 1933 (the "Act") specifically for purposes of this Plan.

     h. Board. The Board shall mean the Board of Directors of Southern National Corporation.

     3. Shares Subject to the Plan. (a) The shares of SNC Common Stock to be delivered upon exercise of Options granted under the Plan shall be made available, at the discretion of the Board of Directors of SNC, from the authorized, unissued and registered shares of SNC's $5.00 par value Common Stock. Such stock shall be the subject of a registration statement to be filed on Form S-8 or other appropriate registration statement form, by SNC with the Securities and Exchange Commission ("Commission"), and applicable state securities regulators, and which is anticipated to be made effective thereafter. Further, the Board of Directors shall have the authority to take any action related to this Plan which may be required in connection with the registration of the SNC Common Stock as well as the listing of such stock upon the New York Stock

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Exchange, the principal exchange for the trading of SNC's common stock.

     (b) Subject to adjustments made pursuant to provisions of paragraph 12, the aggregate number of shares which may be issued upon exercise of all Options which may be granted under this Plan shall not exceed 400,000 shares SNC Common Stock.

     (c) In the event that any Option granted under the Plan expires or terminates for any reason whatsoever without having been exercised in full, the shares subject to, but not delivered under such Option, shall become available for other Options to the same Participant or other Non-Employee Directors without decreasing the aggregate number of shares which may be granted under the Plan or, shall be available for any other lawful corporate purpose.

     (d) All Options shall be granted on the condition that the Participant shall not resell any SNC Common Stock purchased by the exercise of an Option except in compliance with all applicable state and federal securities laws and regulations. Each Participant shall, prior to any transfer of SNC Common Stock purchased through the exercise of an Option, advise SNC of the proposed transfer and demonstrate, to the satisfaction of the Board, that such transfer is in compliance with such laws and regulations.

     4. Option Agreements. (a) Each Option granted under the Plan shall be evidenced by an Option Agreement which shall be signed by a duly authorized officer of SNC and by the Participant, and which shall contain such provisions as may be approved by the Committee (as defined in paragraph 5).

     (b) The Option Agreements shall constitute binding contracts between SNC and the Participant, and upon acceptance of any such Option Agreement, each party shall be bound by the terms and restrictions of this Plan and of the Option Agreements. Any Option Agreement utilized for the purpose of granting Options to Participants under this Plan shall specify that such Options are non-qualified stock options and they are not intended to qualify as incentive stock options within the meaning of (S) 422 of the Code, as amended, and shall be so construed.

     (c) The terms of the Option Agreements shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

     5. Administration of the Plan. The Board of Directors is hereby authorized to administer the Plan. However, this compensation committee ("Committee"), previously appointed by the SNC Board, is hereby delegated by the Board to administer this Plan and such Committee shall serve at the pleasure of the Board and

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shall consist of not less than three (3) members of the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out this Plan. Provided further, the Committee shall have exclusive jurisdiction to fix such other provisions of the Option Agreement as the Committee may deem necessary or desirable consistent with the terms of this Plan, and to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of this Plan by the Committee shall be final, conclusive, and binding upon all persons and the Board shall place into effect the determination of the Committee.

     6. Eligibility. Any and all active Non-Employee Directors of SNC shall be eligible to receive Options as Participants. If and when a Non-Employee Director becomes inactive or becomes a director emeritus, Options previously granted pursuant to this Plan shall remain exercisable the same as if the inactive director or director emeritus was at all times an active Non-Employee Director. At such time as a Non-Employee Director's or a director emeritus's service terminates for any reason whatsoever, then that Participant or his heirs and successors, shall have the right to exercise any Option granted to that Participant for a time period ending on the earlier of (i) the third anniversary of the Participant's termination; or (ii) the expiration date of the term of the Option(s) as provided in the Option Agreement. Nothing contained in this Plan shall be construed to limit the right of SNC to grant Options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to, Options granted to employee or Non-Employee Directors.

     7. Terms of the Options. (a) The Participants' total compensation for services as a Non-Employee Director shall consist of a combination of the annual retainer received by each Board member and the sum of all Board meeting fees received by Board members (respectively, "Retainer Fee" and "Meeting Fees"). Each Non-Employee Director may elect under this Plan, to defer 0%, 50% or 100% of his Retainer Fee for each calendar year for the application of that amount towards the grant of Options. In addition, each Non-Employee Director may elect under this Plan, to defer 0%, 50% or 100% of his Meeting Fees for each calendar year for the application of that amount towards the grant of Options.

(b) Each Non-Employee Director shall make an irrevocable election in writing on a form to be approved by the Committee, to receive Options in lieu of all or a designated percentage of his Retainer Fee, on or before December 31, of the year preceding the calendar year for which the Retainer Fee applies. As to the deferral of the Meeting Fees, a separate irrevocable election in writing on a form approved by the Committee shall be made to receive Options in lieu of all or a designated percentage of the Meeting Fees, on or before December 31 of the year preceding the calendar year during which

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the Meeting Fees will be earned.  For purposes of this Plan, Meeting Fees shall include all fees or other compensation received for meetings of the Board or committees thereof.

(c) On July 1, following the beginning of the calendar year for which an election has been made pursuant to this paragraph 6, Options shall be granted to any Non-Employer Director for the elected portion of his Retainer Fee for that calendar year. On that same date, Options shall be granted to any Non-Employee Director who has so elected, for the elected portion of the Meeting Fees actually earned by the Participant in the first six (6) month period of the applicable calendar year. For the second six (6) months of the applicable calendar year, Options shall be granted to Non-Employer Directors for the elected portion of the second six (6) months' Meeting Fees, on December 31 of the applicable calendar year. For purposes of this subparagraph 7(c), the following definitions shall apply in making the above calculations:

     (i) The elected portion of the Meeting Fees earned in the first six (6) months of the calendar year shall be defined as the fraction of the Meeting Fees that the Non-Employer Director elected to defer, multiplied by the cash attendance fee for each Board meeting, multiplied by the number of Board meetings actually attended by that director in the first six (6) months of the applicable calendar year; and

     (ii) The elected portion of the Meeting Fees earned in the second six (6) months of the calendar year shall be defined as the fraction of the Meeting Fees that the Non-Employer Director elected to defer, multiplied by the cash attendance fee for each Board meeting, multiplied by the number of Board meetings actually attended in the second six (6) months of the applicable calendar year.

(d) For purposes of determining the number of shares to be the subject of Options granted in accordance with this Plan, the number of Option shares will be equal to the elected portion of the Non-Employee Director's Retainer, the elected portion of the Meeting Fees earned in the first six (6) months of the calendar year and the elected portion of the Meeting Fees earned in the second six (6) months of the calendar year, divided by 25% of the "Average Market Value" of SNC's common stock on the date of each grant. The Average Market Value of SNC's common stock on the date of grant shall be determined by computing the average of the closing prices of SNC common stock as reported by the New York Stock Exchange for the thirty (30) consecutive full trading days of SNC's common stock prior to the actual date of grant.

(e) Fractional shares of SNC Common Stock shall not be granted under this Plan and any remaining amount of elected Retainer Fees


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and Meeting Fees will be paid to each Non-Employee Director in cash, on the date or dates Option grants are made in accordance with this Plan.

     8. Option Exercise Price and Term. (a) The price at which shares of SNC Common Stock may be purchased under an Option granted pursuant to this Plan shall be equal to 75% of the market value of SNC's Common Stock on the date of the grant. Market value of SNC's Common Stock for purposes of determining the exercise price shall be determined in accordance with the provisions of subparagraph 7(d) of this Plan.

(b) Except as provided in paragraph 6 hereof, Options granted in accordance with this Plan may be exercised during the period commencing on a date six (6) months from the date of grant and ending on the date ten (10) years from the date of the grant.

     9. Exercise of Options. (a) No shares shall be delivered pursuant to the exercise of any Option until the requirement of such laws and regulations as may be deemed by the Committee to be applicable to them are satisfied and until payment in full in cash, or in SNC Common Stock as provided in subparagraph 9(b), below, of the Option price for such Options is received by SNC. No Participant, or legal representative, or distributee of a Participant shall be deemed to be a holder of any shares subject to any Option unless and until the certificate or certificates for such shares have been issued and delivered. The Participant's rights to exercise any Option is further subject to the terms and conditions of the Option Agreement to be entered into by and between SNC or its Subsidiaries and the Participant.

     (b) Options may be exercised by payment of the Option price in full (i) in cash, (ii) by surrender of SNC common stock having a fair market value as of the date of exercise, equal to the Option price of SNC Common Stock to be purchased or (iii) a combination of cash and SNC common stock. Provided however, any Non-Employee Director intending to surrender SNC common stock in full or partial payment for the Option price shall first obtain prior approval of the Board and may not surrender SNC common stock as full or partial payment unless the SNC common stock to be surrendered has been beneficially owned by the Non-Employee Director for a minimum of six (6) months prior to such surrender.

     (c) In the event there is a "change of control" of SNC within the meaning of the Act during the term of the Plan or during the term of Options granted pursuant to the Plan, all Options granted under this Plan shall become immediately exercisable in full.

     10. Other Terms and Conditions. This Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

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     11. Transferability of Options. An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Participant to whom granted, may be exercised only by such Participant, or the Participant's legal representative in the event the participant becomes legally disabled.

     12. Capital Adjustments Effecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of SNC Common Stock subject to this Plan and the number of shares under Option shall be adjusted consistent with such capital adjustment. The Option price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such Option. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of SNC to make adjustments, reorganizations, reclassification, or changes of its capital or business structures or to merge consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     13. Amendments, Suspension, or Termination of the Plan.

     (a) The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect which it may deem to be in the best interests of SNC, provided, however, no amendments shall be made in the Plan without the approval of the stockholders of SNC which: (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan;

     (b) In no event shall any modification effect outstanding Options or any unexercised rights thereunder, or in anyway impair the rights of any Option holder without his consent; and

     (c) In no event shall the formula which determines the Option price and terms, as set forth in paragraphs 7 and 8 of this Plan, be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     14. Effective Date, Term, and Approval. Subject to approval of the stockholders of SNC at the annual meeting to be held on April 22, 1992, or such other date to be established by the Board, the Plan shall take effect on December 19, 1991, the date the Plan was adopted by the Board of Directors of SNC. This Plan will terminate on December 18, 2001 and no Options may be granted under the Plan after that date, unless an earlier termination date is fixed by action of the Board, but any Option granted prior

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thereto may be exercised in accordance with its terms.

The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any revisions of the Plan or Option Agreement, the holder of an Option shall not be entitled to exercise his Option nor shall SNC be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation, by the holder or SNC, of any provisions of any such approval requirements, law or regulation.

        IN WITNESS WHEREOF, Southern National Corporation has caused these presents to be executed by its duly authorized officer on this _________ day of December, 1991.


                                           SOUTHERN NATIONAL CORPORATION
ATTEST:

                                        By:                             (SEAL)
                                           ----------------------------
                                           L. Glenn Orr, Jr.
                            (SEAL)         Chairman of the Board,
----------------------------               President and Chief
Secretary                                  Executive Officer




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